Exhibit 10.12

Execution Version

MUTUAL TERMINATION AND RELEASE AGREEMENT

This Mutual Termination and Release Agreement (this “Agreement”) is entered into as of September 21, 2023, by and between Sorrento Therapeutics, Inc., a Delaware corporation, (“Sorrento”), and Oramed Pharmaceuticals, Inc., a Delaware corporation (“Oramed”, and together with Sorrento, the “Parties”).

WHEREAS, on February 13, 2023, Sorrento, together with its wholly-owned subsidiary, Scintilla Pharmaceuticals, Inc., commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), which case has been administered under Case No. 23-90085 (DRJ) (the “Chapter 11 Case”);

WHEREAS, on August 7, 2023, Sorrento and Oramed entered into that certain Stock Purchase Agreement (as amended, the “Oramed Stock Purchase Agreement”);

WHEREAS, on September 11, 2023, in connection with the Chapter 11 Case and upon further negotiation between Sorrento, Scilex Holding Company, a Delaware corporation (“Scilex”) and Oramed in connection with the proposed sale by Sorrento and acquisition by Scilex of the Purchased Securities (as defined in Scilex Stock Purchase Agreement (as defined below)), entered into that certain Non-Binding Term Sheet (the “Term Sheet”), which includes as Exhibit A thereto that certain Term Sheet for Senior Secured Note and Warrants and Related Matters (the “Senior Debt Term Sheet” and, together with the Short Form Term Sheet, the “Term Sheets”, and the transactions contemplated thereby, collectively, the “Transactions”);

WHEREAS, the Bankruptcy Court has, by order dated September 12, 2023 [Docket No. 1316] (the “Approval Order”), approved the Term Sheets, and in connection therewith, (i) conditionally vacated the Oramed Stock Purchase Agreement and the order dated August 30, 2023 [Docket No. 1267], effective upon closing of the Transactions, and (ii) extended the restrictions on certain transfers of Scilex common stock set forth in the Court’s Order Extending the Application of the Automatic Stay to Continue the Restricted Trading Period for Shares of Scilex Stock Distributed to the Debtors’ Shareholders from September 1, 2023 to March 31, 2024;

WHEREAS, on September [21], 2023, Sorrento and Scilex entered into that certain Stock Purchase Agreement (the “Scilex Stock Purchase Agreement”), pursuant to which Sorrento agreed to sell and transfer to Scilex and Scilex agreed to purchase and acquire the Purchased Securities (as defined therein); and

WHEREAS, in connection with the closing of the Scilex Stock Purchase Agreement and in furtherance of the Transactions, Sorrento and Oramed desire to terminate in all respects the Oramed Stock Purchase Agreement effective upon the closing of the Transactions, and to deliver mutual full, irrevocable and unconditional releases of any and all claims and causes of action, including, without limitation, claims and causes of action relating to or arising from or in connection with the Stock Purchase Agreement (and related documents) effective upon the closing of the Transactions.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.  Termination of the Oramed Stock Purchase Agreement. Pursuant to Section 7(a) of the Oramed Stock Purchase Agreement, effective upon the closing of the Transactions, each of Sorrento and Oramed hereby consents to the termination of the Oramed Stock Purchase Agreement, all of the other Transaction Documents (as defined in the Oramed Stock Purchase Agreement) and the transactions contemplated by the Oramed Stock Purchase Agreement and such other Transactions Documents, and acknowledges and agrees that the Oramed Stock Purchase Agreement and all of the other Transaction Documents are of no further force and effect and each of the Oramed Stock Purchase Agreement, the other Transaction Documents and the transactions contemplated by the Oramed Stock Purchase Agreement and such other Transactions Documents are hereby terminated in all respects.

Section 2.  Mutual Releases.

(a) Effective upon the closing of the Transactions, each of Sorrento and Oramed, on behalf of itself and its predecessors, successors, affiliates, heirs, administrators, executors, assigns and each of their respective officers, directors, partners, managers, members, financial advisors, accountants, actuaries, shareholders, agents, attorneys, representatives, employees, direct and indirect parent entities, subsidiaries, heirs, administrators, and executors and with respect to Sorrento, its estate and any trustee or other estate representative appointed in the Chapter 11 Case or any successor case (collectively, and whether current or former, in each case in his, her, or its capacity as such, the “Releasing Parties”), do hereby irrevocably and unconditionally release and discharge the other Party hereto and such other Party’s predecessors, successors, affiliates, heirs, administrators, executors, assigns and each of their respective officers, directors, partners, managers, members, financial advisors, accountants, actuaries, shareholders, agents, attorneys, representatives, employees, direct and indirect parent entities, subsidiaries, heirs, administrators, and executors (collectively, and whether current or former, in each case in his, her, or its capacity as such, the “Released Parties”), and each of them, of and from any and all actions, suits, causes of action, contracts, debts, sums of money, controversies, claims, demands, liabilities, losses, judgments, costs, attorney’s fees, damages and expenses, in each case of any kind whatsoever, whether in law, equity or otherwise, known or unknown, actual or contingent, mature or unmatured, disputed or undisputed, accrued or not accrued, foreseen or unforeseen, then existing or thereafter arising, in law, at equity or otherwise, whether individual, class, direct or derivative in nature, whether for tort, contract, negligence, gross negligence, strict liability, contribution, subrogation, respondiat superior, breach of fiduciary duty, recharacterization, subordination, violations of federal or state securities laws, rules or regulations, or otherwise, based, in whole or in part, on any act, omission, transaction, event or other occurrence or circumstances (each, a “Claim” and collectively, “Claims”) taking place on or before the date hereof which any of the Releasing Parties may now have or ever has had, prior to and including the date hereof through, including, without limitation, any Claims relating to or arising in connection with the Oramed Stock Purchase Agreement and the other Transaction Documents (as defined in the Oramed Stock Purchase Agreement), and the Breakup Fee and Expense Reimbursement (each as defined in the Oramed Stock Purchase Agreement).

(b) Each Party, on its own behalf and on behalf of its respective Releasing Parties, covenants not to directly or indirectly sue, participate in any suit (unless lawfully compelled to do so by service with a subpoena or other legal process, demand, or order), or threaten to sue, or otherwise assert any Claim or initiate any other action, arbitration, or proceeding, or in any other way assist others in any action, arbitration, or proceeding (unless lawfully compelled to do so by service with a subpoena or other legal process, demand, or order), of any kind (including, without limitation, lawsuits, arbitrations, administrative proceedings, proceedings before any government body, complaints, or appeals), against any Released Party concerning, relating to, or arising from any of the Claims.

(c) Each Party (on behalf of itself and its respective Releasing Parties) hereby: (i) acknowledges a familiarity with Section 1542 of the Civil Code of the State of California, which provides as set forth below this Section 2(c); (ii) recognizes that it may have some claim, demand, or cause of action against the other Party or any of such other Party’s respective Released Parties of which it (or its respective Releasing Parties) is unaware and unsuspecting, and which it is (or its respective Releasing Parties are) giving up by signing this Agreement; and (iii) hereby expressly waives and relinquishes every right or benefit which he, she, or it has under Section 1542 of the Civil Code of the State of California, and any similar statute under any other state or federal law, principle of common law, or international or foreign law, to the fullest extent that such right or benefit may lawfully be waived, regardless of whether such Party (or any its respective Releasing Parties) is aware of or suspects such Claims at the time such Party executes this Agreement or whether it later discovers Claims that may be different than, or in addition to, those that such Party (or any of its respective Releasing Parties) now knows or believes to exist regarding the subject matter of the release provided in Section 2(a).

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

(d) Notwithstanding anything in this Agreement to the contrary, (i) Sorrento’s obligations under that certain Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, by and among Oramed on the one hand, and Sorrento and Scilex on the other hand, dated as of August 8, 2023 (the “Senior DIP”), any other definitive agreements entered into in connection therewith and ancillary thereto and the Order (I) Authorizing the Debtors to (A) Obtain Replacement Senior Secured Superpriority Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (III) Modifying the Automatic Stay, (IV) Granting Stalking Horse Protections and (V) Granting Related Relief [Docket No. 1184] shall not be released or discharged pursuant to this Agreement, and (ii) the terms of this Agreement shall not, and shall not be construed to, limit (I) the terms and scope of the releases provided in Paragraphs 14, 17, and 20 of the Approval Order or (II) the terms of the that certain Assignment, Assumption and Release Agreement entered into on the date hereof by Scilex, Oramed and Sorrento, including any release by either of the Parties provided therein.

Section 3.  Miscellaneous.

(a) Representations of the Parties. Each Party represents and warrants to the other that: (i) it has duly executed and delivered this Agreement and it has all requisite corporate power and authority to execute this Agreement; (ii) its entrance into this Agreement has been duly authorized by all necessary corporate action on the part of such Party; and (iii) this Agreement constitutes the legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms.

(i) Public Announcements. Each of the Parties may make any filings or public announcement it reasonably deems necessary in order to comply with the requirements of any applicable Law, including, without limitation, the filing by any of the Parties of any Form 8-K, Schedule 13G or Schedule 13G/A, Schedule 13D or Schedule 13D/A, Form 3, Form 4 or other appropriate filings with the SEC. Except as a Party reasonably deems necessary to comply with the requirements of any applicable Law, no Party may issue any press release or make any other public announcement relating to the subject matter of this Agreement or the Transactions contemplated hereby without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed.

(b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed entirely within such State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the United States Bankruptcy Court for the Southern District of Texas, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such court in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding; provided, however, that, if the Bankruptcy Case is closed, any action, claim, suit or proceeding arising out of, based upon, or relating to this Agreement or the transactions contemplated herby shall be heard and determined exclusively in any state or federal court located in New York County, New York. Each Party agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any other document related hereto. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible.

(d) Mutual Drafting. The Parties participated jointly in the negotiation and drafting of this Agreement and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(e)  Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the Parties including, without limitation, with respect to Sorrento, any trustee or other estate representative appointed in the Chapter 11 Case or any successor case.

(g)  Counterparts. This Agreement may be executed with counterpart signature pages or in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterpart signature pages or counterparts of this Agreement may be executed and delivered by electronic means (including in .pdf format sent by electronic mail) and other electronic signatures, and the receiving party may rely on the receipt of such document so executed and delivered by electronic means as if the original had been received.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

SORRENTO THERAPEUTICS, INC.

By:	/s/ Moshin Y. Meghji
	Name:	Moshin Y. Meghji
	Title:	Chief Restructuring Officer

ORAMED PHARMACEUTICALS, INC.

By:	/s/ Nadav Kidron
	Name:	Nadav Kidron
	Title:	President and Chief Executive Officer

ORAMED PHARMACEUTICALS, INC.

By:	/s/ Josh Hexter
	Name:	Josh Hexter
	Title:	Chief Business and Operating Officer

[Signature Page to Mutual Termination and Release Agreement]